Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T: 908-719-4308

PEAPACK-GLADSTONE FINANCIAL CORPORATION
REPORTS THIRD QUARTER AND YEAR-TO-DATE EARNINGS

GLADSTONE, N.J.—(BUSINESS WIRE)—November 1, 2006 - Peapack-Gladstone Financial Corporation (AMEX:PGC) today announced its financial results for the three months and nine months ended September 30, 2006, including the impact of a previously announced balance sheet restructuring initiative that resulted in an after-tax charge of $1.1 million, or $0.13 per diluted share.

Net income for the third quarter was $1.4 million, a decrease of $1.8 million, compared to the same period last year. Diluted earnings per share were $0.17, as compared to the $0.38 reported in the third quarter of 2005. For the third quarter of 2006, the annualized return on average assets was 0.42 percent and the annualized return on average equity was 5.51 percent. Excluding the restructuring impact, the Corporation would have reported net income of $2.5 million, or $0.30 per diluted share, with resulting return on average assets of 0.76 percent and annualized return on average equity of 9.94 percent.

The Corporation reported net income of $7.3 million for the nine months ended September 30, 2006 as compared to $10.1 million for the same period in 2005. Diluted earnings per share were $0.88 and $1.21 for the nine months ended September 30, 2006 and 2005, respectively. For the nine months ended September 30, 2006, the annualized return on average assets was 0.75 percent and the annualized return on average equity was 9.77 percent. Excluding the restructuring impact, the Corporation would have reported net income of $8.5 million or $1.01 per dilutive share, with resulting return on average assets of 0.87 percent and annualized return on average equity of 11.26 percent.

The balance sheet restructuring involved the sale of $61.6 million of available-for-sale securities, which were yielding 4.14 percent. The majority of the proceeds was used to reduce high cost, short-term borrowings and approximately $20 million was used to purchase floating rate securities. As a result of these actions, the Corporation expects its net interest margin to improve by approximately 25 basis points in future quarters, improve future net interest income, reduce wholesale funding and decrease its overall interest rate risk.

The net realized losses on the sale of the securities resulting from the restructuring were previously reflected as net unrealized securities losses within accumulated other comprehensive loss in the shareholders’ equity section of the balance sheet. Accordingly, total shareholders’ equity did not change as a result of these actions.

Chairman of the Board, Frank A. Kissel stated, “This balance sheet restructuring initiative reflects our proactive strategies to improve our future profit performance, enhance the net interest margin and decrease the overall interest rate risk in our balance sheet.” Mr. Kissel continued, “Despite the very challenging interest rate environment that continues to adversely impact our net interest income, we continue to execute our long-term plan of increasing our customer base and expanding into new communities. In this regard, our new branch in downtown Summit will open in the first quarter of next year and another branch located in Summit near Millburn and Short Hills is expected to open early in 2008.”

EARNINGS

Net Interest Income

Net interest income, on a fully tax-equivalent basis, was $8.1 million in the third quarter of 2006, a decline of $887 thousand or 9.8 percent from the same quarter last year and a decline of $323 thousand or 3.8 percent over the second quarter of 2006. For the third quarter of 2006, the net interest margin, on a fully tax-equivalent basis, was 2.59 percent as compared to 3.18 percent for the same period last year and 2.73 percent for the second quarter of 2006. Due to the inverted yield curve, funding costs continue to increase at a significantly faster pace than yields on new loan originations and securities purchases. The yield on earning assets was 5.66 percent and 5.12 percent for the third quarter of 2006 and 2005, respectively, increasing by 54 basis points, while the cost of interest-bearing funds increased 134 basis points from 2.39 percent in the third quarter of 2005 to 3.73 percent in the third quarter of 2006. Net interest income and net interest margin continues to be negatively affected by the increases in short-term rates.
Average loan growth continues to be strong when compared to 2005, averaging $856.1 million for the third quarter of 2006 as compared to $727.5 million for the third quarter of 2005, an increase of $128.6 million or 17.7 percent. During this period, the average commercial loan portfolio grew $49.1 million or 49.7 percent, reflecting the Corporation’s commitment to changing the total loan mix toward higher yielding commercial and construction loans. The average mortgage loan portfolio grew by $66.2 million or 11.2 percent. A majority of the mortgage loan growth was in adjustable-rate residential mortgage loans.

Average deposits in the third quarter of 2006 and 2005 were $1.1 billion and $995.4 million, respectively, an $86.6 million or 8.7 percent increase. Short-term market rates continue to rise as deposit gathering remains highly competitive. This competitiveness is reflected in the rates paid on interest-bearing deposits. For the third quarter of 2006, average rates paid were 3.55 percent as compared to 2.26 percent for the third quarter of 2005, an increase of 129 basis points or 57.1 percent. The fastest growing categories of deposits continue to be those that pay the highest rates, in this case, money markets and certificates of deposit, with rates averaging 4.09 percent and 4.64 percent, respectively, for the third quarter 2006. Interest-bearing checking, which includes the Bank’s escrow accounts, averaged $133.2 million for the third quarter of 2006, a $62.9 million or 32.1 percent decline over the levels for the same period of 2005. The decline was due to the loss of two large municipal escrow accounts, which required above-market interest rates.

Average borrowings increased by $33.6 million from $96.4 million in the third quarter of 2005 to $130.0 million for the same quarter of 2006 and were used to supplement funding for growth in the loan portfolios. Average demand deposits increased $3.5 million or 2.0 percent in the third quarter of 2006 from the year ago period.

Other Income

Other income was $915 thousand for the third quarter of 2006 as compared to $2.9 million for the same quarter of 2005, a decrease of $2.0 million, or 68.9 percent. Excluding the loss on sale of securities realized in the third quarter of 2006 as part of the balance sheet restructuring initiative and $216 thousand of securities gains recorded in the third quarter of 2005, other income increased $29 thousand during the period. PGB Trust and Investments generated $1.9 million in fee income in the third quarter of 2006, a decrease of $23 thousand or 1.2 percent over the same quarter of 2005. Non-recurring trust fee income recorded during the third quarter of 2006 was $115 thousand as compared to $188 thousand recorded in the year ago period. The market value of trust assets under management was over $1.8 billion at September 30, 2006, an increase of $92.1 million or 5.4 percent over the market value at September 30, 2005.

Other Expenses

For the third quarter of 2006 and 2005, other expenses totaled $7.3 million and $6.9 million, respectively, an increase of $410 thousand or 6.0 percent. Salaries and benefits expense was $3.9 million for the third quarter of 2006, increasing $133 thousand or 3.5 percent from the year ago period. Normal salary increases, branch expansion, higher group health insurance and pension plan costs, offset in part by lower profit sharing plan contributions, accounted for the increase. Premises and equipment expenses were $1.8 million for the third quarter of 2006, increasing $97 thousand or 5.7 percent from the year ago period.

INCOME TAXES

Income tax expense as a percentage of pre-tax income was 3.1 percent and 31.4 percent for the three months ended September 30, 2006 and 2005 respectively. The effective tax rate decline in 2006 was primarily due to the recognition of a net operating loss benefit recorded at the Bank of $414 thousand in the third quarter.

ASSET QUALITY

At September 30, 2006, non-performing loans totaled $615 thousand or 0.07 percent of total loans as compared to $532 thousand or 0.07 percent of total loans at September 30, 2005. Non-performing loans declined $3.3 million at September 30, 2006 from the level at June 30, 2006. This decline was primarily the result of one commercial loan in the amount of $3.6 million, which returned to a performing status during the third quarter of 2006.

The allowance for loan losses was $6.6 million or 0.77 percent of total loans at September 30, 2006 as compared to $6.5 million or 0.86 percent of total loans at September 30, 2005. There were net charge-offs of $10 thousand in the third quarter of 2006 as compared to $2 thousand of net charge-offs in the third quarter of 2005.

CAPITAL

At September 30, 2006, shareholders’ equity totaled $103.5 million as compared with $98.5 million at September 30, 2005, an increase of $5.0 million, or 5.1 percent. The Corporation’s leverage ratio, tier 1 and total risk based capital ratios at September 30, 2006 were 8.06 percent, 15.49 percent and 16.48 percent, respectively.

In the third quarter of 2006, the Corporation did not purchase any shares under its stock buy back program announced on April 15, 2005, and extended as announced on April 14, 2006, for the purchase of 150,000 shares. A total of 60,900 shares have been repurchased since the program was originally announced.

Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.27 billion as of September 30, 2006. Peapack-Gladstone Bank, its wholly owned community bank was established in 1921, and has 21 branches in Somerset, Hunterdon and Morris Counties. Its Trust Division, PGB Trust and Investments, operates at the Bank’s main office located at 190 Main Street in Gladstone and at its Morristown office located at 233 South Street. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s view of future interest income and net loans, management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, the ability of management to effectively execute its balance sheet restructuring initiative, unanticipated costs in connection with new branch openings, an unexpected decline in the direction of the economy in New Jersey, unexpected changes in interest rates, unexpected loan prepayment volume, a decline in levels of loan quality, development of new tax strategies or the disallowance of prior tax strategies and origination volume and a decline in the volume of increase in trust assets or deposits. Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.

(Tables to Follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
UNAUDITED
(Dollars in Thousands, Except Per Share Amounts)

	At or For The Three Months		At or For The Nine Months
	Ended		Ended
	September 30,		September 30,
	2006	2005	2006	2005
Income Statement Data:
Interest Income	$17,524	$14,266	$49,900	$40,324
Interest Expense	9,669	5,504	25,292	13,589
Net Interest Income	7,855	8,762	24,608	26,735
Provision For Loan Losses	64	150	264	478
Net Interest Income After
Provision For Loan Losses	7,791	8,612	24,344	26,257
Trust Fees	1,872	1,895	6,195	5,815
Other Income	880	828	2,678	2,484
Securities (Losses)/Gains	(1,837)	216	(1,781)	551
Other Expenses	7,271	6,861	21,715	20,456
Income Before Income Taxes	1,435	4,690	9,721	14,651
Income Tax Expense	44	1,475	2,389	4,515
Net Income	$1,391	$3,215	$7,332	$10,136

Balance Sheet Data:
Total Assets			$1,272,194	$1,224,936
Federal Funds Sold			2,640	19,523
Short-Term Investments			1,180	830
Securities Held To Maturity			62,625	69,060
Securities Available For Sale			276,265	316,287
Loans			861,339	752,052
Allowance For Loan Losses			6,629	6,477
Deposits			1,086,534	1,044,077
Borrowings			74,904	77,133
Shareholders’ Equity			103,469	98,474

Trust Division Assets under
Management (Market
Value, Not Included
Above)			$1,807,418	$1,715,283

Performance Ratios:
Return on Average Assets	0.42%	1.08%	0.75%	1.17%
Return on Average Equity	5.51	13.00	9.77	13.92

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
UNAUDITED
(Dollars in Thousands, Except Per Share Amounts)

	At or For The Three Months		At or For The Nine Months
	Ended		Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net Interest Margin
(Taxable Equivalent Basis)	2.59%	3.18%	2.75%	3.36%

Asset Quality:
Loans past due over 90 days
And Still Accruing			$550	$192
Non-Accrual Loans			65	340
Net (Charge-Offs)/Recoveries	$(10)	$(2)	(13)	10
Allowance For Loan Losses
To Total Loans			0.77%	0.87%

Per Share Data:
Earnings Per Share (Basic)	$0.17	$0.39	$0.89	$1.22
Earnings Per Share (Diluted)	0.17	0.38	0.88	1.21
Book Value Per Share			12.53	11.88
Dividends Per Share			0.43	0.36

Capital Adequacy:
Tier I Leverage			8.08%	8.67%
Tier I Capital to Risk-
Weighted Assets			15.63	17.05
Tier I & II Capital to
Risk-Weighted Assets			16.62	18.16

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
QUARTERS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	September 30, 2006			September 30, 2005
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$346,130	$4,009	4.63%	$350,342	$3,567	4.07%
Tax-Exempt (1) (2)	51,543	699	5.42	52,334	638	4.88
Loans (2) (3)	856,142	13,046	6.10	727,517	10,291	5.66
Federal Funds Sold	2,298	30	5.25	2,670	23	3.40
Interest-Earning Deposits	1,724	21	5.04	1,014	8	3.18
Total Interest-Earning
Assets	1,257,837	$17,805	5.66%	1,133,877	$14,527	5.12%
Noninterest-Earning Assets:
Cash and Due from Banks	22,414			21,171
Allowance for Loan
Losses	(6,515)			(6,367)
Premises and Equipment	23,527			21,606
Other Assets	22,204			24,697
Total Noninterest-Earning
Assets	61,630			61,107
Total Assets	$1,319,467			$1,194,984

LIABILITIES:
Interest-Bearing Deposits
Checking	$133,207	$307	0.92%	$196,156	$674	1.37%
Money Markets	327,374	3,348	4.09	250,414	1,487	2.38
Savings	79,881	139	0.70	98,657	172	0.70
Certificates of Deposit	365,602	4,239	4.64	277,733	2,307	3.32
Total Interest-Bearing
Deposits	906,064	8,033	3.55	822,960	4,640	2.26
Borrowings	129,966	1,636	5.04	96,398	864	3.59
Total Interest-Bearing
Liabilities	1,036,030	9,669	3.73	919,358	5,504	2.39
Noninterest Bearing
Liabilities
Demand Deposits	175,892			172,421
Accrued Expenses and
Other Liabilities	6,543			4,287
Total Noninterest-Bearing
Liabilities	182,435			176,708
Shareholders’ Equity	101,002			98,918
Total Liabilities and
Shareholders’ Equity	$1,319,467			$1,194,984
Net Interest Income		$8,136			$9,023
Net Interest Spread			1.93%			2.73%
Net Interest Margin (4)			2.59%			3.18%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
QUARTERS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	September 30, 2006			June 30, 2006
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$346,130	$4,009	4.63%	$370,962	$4,151	4.48%
Tax-Exempt (1) (2)	51,543	699	5.42	51,478	688	5.35
Loans (2) (3)	856,142	13,046	6.10	809,161	11,957	5.91
Federal Funds Sold	2,298	30	5.25	4,684	56	4.80
Interest-Earning Deposits	1,724	21	5.04	949	12	4.91
Total Interest-Earning
Assets	1,257,837	$17,805	5.66%	1,237,234	$16,864	5.45%
Noninterest-Earning Assets:
Cash and Due from Banks	22,414			22,514
Allowance for Loan
Losses	(6,515)			(6,416)
Premises and Equipment	23,527			23,232
Other Assets	22,204			23,492
Total Noninterest-Earning
Assets	61,630			62,822
Total Assets	$1,319,467			$1,300,056

LIABILITIES:
Interest-Bearing Deposits
Checking	$133,207	$307	0.92%	$141,999	$240	0.68%
Money Markets	327,374	3,348	4.09	301,391	2,758	3.66
Savings	79,881	139	0.70	84,177	145	0.69
Certificates of Deposit	365,602	4,239	4.64	344,959	3,692	4.28
Total Interest-Bearing
Deposits	906,064	8,033	3.55	872,526	6,835	3.13
Borrowings	129,966	1,636	5.04	133,020	1,570	4.72
Total Interest-Bearing
Liabilities	1,036,030	9,669	3.73	1,005,546	8,405	3.34
Noninterest Bearing
Liabilities
Demand Deposits	175,892			186,769
Accrued Expenses and
Other Liabilities	6,543			8,242
Total Noninterest-Bearing
Liabilities	182,435			195,011
Shareholders’ Equity	101,002			99,499
Total Liabilities and
Shareholders’ Equity	$1,319,467			$1,300,056
Net Interest Income		$8,136			$8,459
Net Interest Spread			1.93%			2.11%
Net Interest Margin (4)			2.59%			2.73%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
YEAR-TO-DATE
(Tax-Equivalent Basis, Dollars in Thousands)

	September 30, 2006			September 30, 2005
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$363,609	$12,224	4.48%	$379,263	$11,461	4.03%
Tax-Exempt (1) (2)	53,530	2,140	5.33	53,321	1,898	4.75
Loans (2) (3)	813,736	36,265	5.94	657,264	27,672	5.61
Federal Funds Sold	2,823	102	4.84	2,057	46	2.97
Interest-Earning Deposits	1,195	42	4.74	806	17	2.87
Total Interest-Earning
Assets	1,234,893	$50,773	5.48%	1,092,711	$41,094	5.01%
Noninterest-Earning Assets:
Cash and Due from Banks	22,276			21,260
Allowance for Loan
Losses	(6,477)			(6,188)
Premises and Equipment	22,832			20,984
Other Assets	22,045			24,534
Total Noninterest-Earning
Assets	60,676			60,590
Total Assets	$1,295,569			$1,153,301

LIABILITIES:
Interest-Bearing Deposits
Checking	$139,801	$743	0.71%	$200,727	$1,811	1.20%
Money Markets	304,092	8,252	3.62	237,516	3,501	1.96
Savings	84,120	435	0.69	102,077	530	0.69
Certificates of Deposit	344,561	11,028	4.27	263,072	5,835	2.96
Total Interest-Bearing
Deposits	872,574	20,458	3.13	803,392	11,677	1.94
Borrowings	137,606	4,834	4.68	76,013	1,912	3.35
Total Interest-Bearing
Liabilities	1,010,180	25,292	3.34	879,405	13,589	2.06
Noninterest Bearing
Liabilities
Demand Deposits	179,684			172,033
Accrued Expenses and
Other Liabilities	5,677			4,806
Total Noninterest-Bearing
Liabilities	185,361			176,839
Shareholders’ Equity	100,028			97,057
Total Liabilities and
Shareholders’ Equity	$1,295,569			$1,153,301
Net Interest Income		$25,481			27,505
Net Interest Spread			2.14%			2.95%
Net Interest Margin (4)			2.75%			3.36%

(1) Average balances for available-for sale securities are based on amortized cost.
(2) Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3) Loans are stated net of unearned income and include non-accrual loans.
(4) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.